Exhibit 99.1

AITX's RAD Posts Most Diverse 24-Hour Order Intake in Company History

Direct and Dealer Channel Activity Spans Five Customers, Three Solutions and Multiple
Market Sectors

Detroit, Michigan, August 27, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that RAD received orders for 14 units across five customer relationships during a single 24-hour period, marking the most diverse day of order intake in RAD history in terms of multiple orders from multiple sources. The orders, comprising 11 ROSA™ units, two RIO™ units and one TOM™, are expected, if all units are manufactured, delivered, installed, accepted and placed into service under their current terms, to represent approximately $150,000 of annualized recurring revenue to RAD, net of channel-partner margin. See "Certain Metrics" below.

AITX

Artificial Intelligence Technology Solutions Inc.

RAD

an AITX company

ROBOTIC ASSISTANCE DEVICES

14 UNITS.
24 HOURS.

SECURE
2× RIO
SECURE
RAD
11× ROSA
1× TOM

Artist’s depiction representing orders for 11 ROSAs, two RIOs and one TOM received by RAD during a single 24-hour period.

The 24-hour activity spanned both RAD's direct sales operation and dealer channel. It included two additional ROSAs for an expanding property management deployment; five ROSAs for a vocational education facility; one TOM for a logistics location; three ROSAs and two RIOs ordered through a security dealer; and one ROSA ordered through a Canadian integration partner. The mix reflects demand across multiple market sectors while demonstrating RAD's ability to generate business through direct customer expansion and channel partner activity simultaneously.

The property management order adds two ROSAs to an existing deployment that will total 12 units once the new devices are installed. The ownership group behind the property controls 10 additional developments with similar security requirements, creating a potential expansion opportunity estimated at 50 to 100 additional units over time. Separately, five newly ordered ROSAs will provide permanent security at the vocational education facility.

"This is what sales momentum looks like when our direct team, channel partners and existing customers are all moving at once," said Troy McCanna, Chief Security Officer and Chief Revenue Officer at RAD. "I could not be prouder of the team behind this record 24-hour period. These orders span five customer relationships, three RAD solutions and several market sectors, while opening clear paths for additional expansion. That breadth is every bit as important as the unit count."

"Based on the current terms of these orders and anticipated deployment schedules, and assuming all 14 units are deployed and placed into service, we estimate that these orders would represent approximately $150,000 of annualized recurring revenue," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "That is the estimated financial contribution of this 24-hour period. The order mix demonstrates how growth across multiple solutions, sectors and sales channels can translate into expanding recurring revenue for RAD."

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the anticipated deployment of the units described above, the estimated annualized recurring revenue expected to be generated by those units, the timing of installation and acceptance, potential additional deployments and customer sites, expected customer cost savings, and the size of the Company's addressable market. Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that definitive agreements relating to the ordered units are not executed, or are terminated or modified; delays or failures in manufacturing, international transportation, customs and import processing, customer site preparation, commissioning or acceptance; customer concentration; the risk that orders are cancelled, modified, terminated or not renewed; the risk that estimated annualized recurring revenue is not realized in whole or in part, or is realized later than expected; the risk that no additional orders are received from the customers or channel partners described above; the risk that channel-partner pricing reduces the recurring revenue actually received by the Company; the Company's history of losses, negative working capital and stockholders' deficit, and the substantial doubt regarding its ability to continue as a going concern; the Company's dependence on variable-price equity and debt financing and the resulting dilution to stockholders; the Company's ability to fund its operations and scale production; and the other risks described in the Company's most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. The Company does not qualify for the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

CERTAIN INFORMATION REGARDING THE COMPANY'S FINANCIAL CONDITION

The information in this press release should be read together with the following. The Company has not been profitable in any fiscal year of its operating history. For the fiscal year ended February 28, 2026, the Company reported revenue of $7,745,336 and a loss from operations of $11,943,397, and its auditors issued a going concern qualification expressing substantial doubt about the Company's ability to continue as a going concern. As of February 28, 2026, total liabilities were approximately $58 million against total assets of approximately $9 million, resulting in a stockholders' deficit of approximately $49 million. The Company's cash on hand is not sufficient to fund operations for any extended period without additional financing, which may not be available on acceptable terms or at all and which is expected to be dilutive to existing stockholders. The orders described in this release are not material to the Company's results of operations. Investors should review the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2026, as amended, and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov, for a complete description of these matters.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/